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                                  EXHIBIT 4.07

     THIS WARRANT AND THE SECURITIES RECEIVABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

Warrant to Purchase                                               300,000 shares

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                         NANOPIERCE TECHNOLOGIES, INC.

     THIS CERTIFIES that The Hamilton Fund, L.L.C. or any subsequent ("Holder") hereof, has the right to purchase from NANOPIERCE TECHNOLOGIES, INC., a Nevada corporation (the "Company"), up to 300,000 fully paid and nonassessable shares of the Company's Common Stock, no par value ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time beginning on the Date of Issuance and ending at 5:00 p.m., New York, New York time, on February 24, 2003.

     The Holder of this Warrant agrees with the Company that this Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

     1.  DATE OF ISSUANCE.

     This Warrant shall be deemed to be issued on February 24, 1998 ("Date of Issuance").

     2.  EXERCISE.

         (a) MANNER OF EXERCISE.   On or after the Date of Issuance, this
     Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby upon surrender of this Warrant, with the Exercise Form attached hereto duly executed, together with the full Exercise Price (as defined in Section 3) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, 370 17th Street, Suite 3290, Denver, Colorado 80202; Attention: President, Telephone No. (303)592-1010, Telecopy No. (303)592-1054, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form attached as Exhibit A ("Exercise Form") by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").


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          (b) DATE OF EXERCISE. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile.

          (c) CANCELLATION OF WARRANT. This Warrant shall be canceled upon its Exercise, and, as soon as practical after the Date of Exercise, the Holder hereof shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise, and if this Warrant is not exercised in full, the Holder shall be entitled to receive a new Warrant or Warrants (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

          (d) HOLDER OF RECORD. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to have become the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of such shares of Common Stock. Nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company.

     3.  PAYMENT OF WARRANT EXERCISE PRICE.

     The Exercise Price shall equal the closing bid price on February 24, 1998 ($0.25) ("Exercise Price").

     Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

          (a) CASH EXERCISE: cash, certified check or cashiers check or wire transfer; or

          (b) CASHLESS EXERCISE: subject to the last sentence of this Section 3, surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                                                            X = Y (A-B)/A
where:  X = the number of shares of Common Stock to be issued to Holder.

        Y = the number of shares of Common Stock for which this Warrant is being exercised.

               A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), the "Market Price" shall be defined as the average closing price of the Common Stock for the five (5) trading days prior to the Date of Exercise of this Warrant (the "Average Closing Price"), as reported by the OTC Bulletin Board, or if the Common Stock is not traded on the OTC Bulletin Board, the Average Closing Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the

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          Average Closing Price on such exchange.  If the Common
          Stock is/was not traded during the five (5) trading days prior to the Date of Exercise, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such five (5) trading day period.

          B = the Exercise Price.

     For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

     4.  TRANSFER.

          (a) TRANSFER RIGHTS. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and the Holder of this Warrant shall be entitled to receive a new Warrant or Warrants as to the portion hereof retained.

     5.  ANTI-DILUTION ADJUSTMENTS.

          (a) STOCK DIVIDEND. If the Company shall at any time declare a dividend payable in shares of Common Stock, then the Holder hereof, upon Exercise of this Warrant after the record date for the determination of Holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is Exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been Exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

          (b) RECAPITALIZATION OR RECLASSIFICATION. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which the Holder hereof shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give the Warrant Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

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          (c) DISTRIBUTIONS.  If the Company shall at any time distribute to
     Holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding year) then, in any such case, the Holder of this Warrant shall be entitled to receive, upon exercise of this Warrant, with respect to each share of Common Stock issuable upon such Exercise, the amount of cash or evidences of indebtedness or other securities or assets which such Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been Exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date") or, in lieu thereof, if the Board of Directors of the Company should so determine at the time of such distribution, a reduced Exercise Price determined by multiplying the Exercise Price on the Determination Date by a fraction, the numerator of which is the result of such Exercise Price reduced by the value of such distribution applicable to one share of Common Stock (such value to be determined by the Board in its discretion) and the denominator of which is such Exercise Price.

          (d) NOTICE OF CONSOLIDATION OR MERGER. In the event of a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this Warrant shall be exercisable into such class and type of securities or other assets as the Holder would have received had the Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty
     (30) business days notice to the Holder hereof of any Corporate Change.

          (e) EXERCISE PRICE ADJUSTED. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in
     Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b) or (c) of this Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the effect of increasing the Exercise Price. The number of shares of Common Stock subject hereto shall increase proportionately with each decrease in the Exercise Price.

          (f) ADJUSTMENTS: ADDITIONAL SHARES, SECURITIES OR ASSETS. In the event that at any time, as a result of an adjustment made pursuant to this
     Section 5, the Holder of this Warrant shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares

                                       4

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     and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

     6.  FRACTIONAL INTERESTS.

     No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

     7.  RESERVATION OF SHARES.

     The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for Exercise and payment of the Exercise Price of this Warrant. The Company covenants and agrees that upon Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

     8.  RESTRICTIONS ON TRANSFER.

          (a) REGISTRATION OR EXEMPTION REQUIRED. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D. The Warrant and the Common Stock issuable upon exercise of the Warrant may not be sold except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

          (b) PIGGYBACK REGISTRATION RIGHTS. During the five (5) year period commencing on the Date of Issuance, if the Company proposes to file a registration statement for a public offering of any of its securities under the Act, it will give written notice, at least forty-five (45) days prior to the filing of each such registration statement to the Holders of the Warrant and/or the underlying securities of its intention to do so. Upon written request from any of the Holders notifying the Company within twenty
     (20) days after the giving of such notice of each such registration statement of their desire to sell the securities issued or of such notice of each such registration statement of their desire to sell the securities issued or issuable upon the exercise of this Warrant, the Company shall afford such Holders of the Warrant and/or underlying securities registered or qualified under such registration statement. This is not applicable to a registration statement filed with the Commission of Forms S-4 or S-8 or any other inappropriate forms, not is it applicable to the Warrant once they have expired. The Holders who elect such piggyback registration rights agree to withdraw such of the registrable securities as shall reasonably be required by the underwriter in connection with any such offering. Neither the delivery of such notice by the Company nor the election or request by such Holders shall in any way obligate the Company to file such

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     registration statement under this Section  8(b), and the
     Company may, at any time prior to the effective date thereof, determine not to offer the securities to which the registration statement relates, without liability to such Holders. In addition, each Holder shall, upon the request of the managing underwriter, if any, of such public offering, agree in writing not to sell, transfer, assign, hypothecate, or otherwise dispose of the securities issued or issuable upon the exercise of this Option for a period of 24 moths in such managing underwriter's discretion.

          (c) DEMAND REGISTRATION RIGHTS. During the five (5) year period commencing the Date of Issuance, upon the written request of the Holders of those securities representing at least a majority of the sum of the Shares issuable upon the exercise of this Warrant, the Company agrees to prepare and file with the Commission, no more than once, a post-Effective Amendment, or a registration statement under the Act, registering or qualifying, as the case may be, this Option and/or the securities underlying this Option. The Company agrees to use its best efforts to cause the above filing to become effective. These Demand Registration Rights are not applicable to the Warrants once they have expired.

          (d) ASSIGNMENT. Assuming the conditions of (a) above regarding registration or exemption have been satisfied, the Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten (10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

     9.  BENEFITS OF THIS WARRANT.

     Nothing in this Warrant shall be construed to confer upon any person other than the Company and the Holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the Holder of this Warrant.

     10.  APPLICABLE LAW.

     This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the state of Nevada, without giving effect to conflict of law provisions thereof.

     11.  LOSS OF WARRANT.

     Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

                                       6

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     12.  NOTICE OR DEMANDS.

     Notices or demands pursuant to this Warrant to be given or made by the Holder of this Warrant to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to Attention: President, Intercell Corporation, 370 17th Street, Suite 3290, Denver, Colorado 80202, Attention: President, Telephone No. (303)592-1010, Telecopy No. (303)592-1054. Notices or demands pursuant to this Warrant to be given or made by the Company to or on the Holder of this Warrant shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of the Holder set forth in the Company's records, until another address is designated in writing by Holder.

                                       7

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     IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the
24th day of February, 1998.

                                 NANOPIERCE TECHNOLOGIES, INC.

                                 By ________________________________
                                 Print Name:   Paul H. Metzinger
                                 Title:   Chief Executive Officer and President

     The Hamilton Fund, LLC, and any subsequent Holder agree that if The Global Funding Group, an affiliate of the Hamilton Fund, LLC shall not have completed a minimum financing of One Million, Five Hundred Thousand Dollars ($1,500,000.00) for Nanopierce Technologies, Inc. in connection with the Financing described in the Letter, dated February 23, 1998, from The Global Funding Group to Sunlight Systems, Ltd., (now known as Nanopierce Technologies, Inc.) on or before June 30, 1998, this Warrant shall thereafter, without any prior notice or any other written acknowledgment, be null, void and of no further force and effect. If such financing shall be completed on or before such date, Nanopierce Technologies, Inc., and The Global Funding Group and the Hamilton Fund, LLC shall sign a written instrument confirming the successful completion of such financing.

                                 HAMILTON FUND, LLC.


                                 ______________________
                                 By Authorized Agent

                                       8

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                                   EXHIBIT A
                                 EXERCISE FORM

                       TO:  NANOPIERCE TECHNOLOGIES, INC.

     The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock of NANOPIERCE TECHNOLOGIES, INC., a Nevada corporation (the "Company"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

     1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

     2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Registered Holder and delivered to the undersigned at the address set forth below:

Dated:

________________________________________________________________________________
                        Signature of Registered Holder

________________________________________________________________________________
                       Name of Registered Holder (Print)

________________________________________________________________________________
                               Non-U.S. Address

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                                   EXHIBIT B
                                   ASSIGNMENT

                    (To be executed by the registered Holder
                       desiring to transfer the Warrant)

     FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of NANOPIERCE TECHNOLOGIES, INC. evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:            ______________________________
                            Signature


Fill in for new Registration of Warrant:

___________________________________
               Name

___________________________________
             Address

___________________________________
Please print name and address of assignee
(including zip code number)

________________________________________________________________________________

NOTICE

     The signature to the foregoing Exercise Form or Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

________________________________________________________________________________

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